                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant / /

Filed by a Party other than the Registrant /X/

Check the appropriate box:

     / /    Preliminary Proxy Statement

     / /    Confidential,  For Use of the Commission  Only (as permitted by Rule
            14a-6(e)(2))

     / /    Definitive Proxy Statement

     /x/    Definitive Additional Materials

     / /    Soliciting Material Pursuant to Section 240.14a-12

                             BKF CAPITAL GROUP, INC.
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                (Name of Registrant as Specified in Its Charter)

                             STEEL PARTNERS II, L.P.
                             STEEL PARTNERS, L.L.C.
                             WARREN G. LICHTENSTEIN
                                  RONALD LABOW
                                  KURT SCHACHT
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    (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

     Payment of Filing Fee (Check the appropriate box):

     /X/    No fee required.

     / /    Fee computed on table below per Exchange Act Rules  14a-6(i)(1)  and
            0-11.

     (1)    Title of each class of securities to which transaction applies:

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     (2)    Aggregate number of securities to which transaction applies:

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     (3)    Per unit price or other  underlying  value of  transaction  computed pursuant  to  Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)    Proposed maximum aggregate value of transaction:

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     (5)    Total fee paid:

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     / /    Fee paid previously with preliminary materials:

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     / /    Check box if any part of the fee is offset as  provided  by Exchange
Act Rule  0-11(a)(2)  and identify the filing for which the  offsetting  fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)    Amount previously paid:

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                                      -2-

            Steel Partners II, L.P.  ("Steel") is filing materials  contained in this Schedule 14A with the Securities and Exchange Commission in connection with the  solicitation of proxies in support of the election of the nominees of Steel to the Board of Directors of BKF Capital Group,  Inc. (the  "Company") and other business proposals at the 2005 annual meeting of the stockholders of the Company scheduled to be held on June 9, 2005, or any other meeting of stockholders  held
in  lieu  thereof,  and  any  adjournments,   postponements,   reschedulings  or
continuations thereof.

            Item 1: The  following is a press release  issued by Steel  Partners
II, L.P. on May 26, 2005.

                                     FOR ADDITIONAL INFORMATION, PLEASE CONTACT:

                     Media: Sitrick And Company    Investors: Morrow & Co., Inc.
                                    Los Angeles                    John Ferguson
                                Michael Sitrick                   (800) 654-2468
                                     Terry Fahn          steel.info@morrowco.com
                                 (310) 788-2850

                                       New York
                                     Jeff Lloyd
                                 (212) 573-6100

FOR IMMEDIATE RELEASE

                GLASS LEWIS SUPPORTS STEEL PARTNERS' NOMINEES AND
                        CORPORATE GOVERNANCE INITIATIVES;

        RECOMMENDS ELECTION OF THREE STEEL PARTNERS' NOMINEES CONTRARY TO
                               BKF'S PRESS RELEASE

NEW YORK,  NY - MAY 27, 2005 -- Steel  Partners  II, L.P.  announced  today that
Glass Lewis & Co., a leading  independent  proxy advisory firm,  recommends that
BKF  shareholders  use the  GOLD  proxy  card to  elect  Steel  Partners'  three independent nominees, Warren G. Lichtenstein,  Kurt N. Schacht and Ronald LaBow,
to the board of directors of BKF Capital Group, Inc. (NYSE:BKF) at BKF's June 9,
2005 annual meeting of shareholders.

In its report, Glass Lewis states, "'The Company could use some new thinking and an outside perspective in the board room." They also noted, "In our opinion, the dissidents rightly argue that the board has not effectively served  shareholders in significant  respects. In our view, the current board of directors had failed shareholders in choosing not to implement shareholder-approved  proposals." They further stated, "Our analysis also suggests that the compensation  committee has done a poor job of  linking  pay with  performance.  The top  executives  of the
Company  received  over $5 million  (excluding  compensation  received  by Henry
Levin, a portfolio  manager and the son of John Levin,  totaling over $8 million in 2004) while many of the performance metrics lagged behind its peers."

Warren G.  Lichtenstein,  the managing member of Steel Partners,  stated,  "This endorsement from Glass Lewis comes on the heels of a similar endorsement that we just received from Institutional Shareholder Services (ISS). The fact that Glass
Lewis  and ISS have both  recommended  our  nominees  and  corporate  governance initiatives sends a clear message to BKF's board that it's time for a change."

SHAREHOLDERS OF BKF ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER
DOCUMENTS  RELATED TO THE SOLICITATION OF PROXIES BY STEEL PARTNERS II, L.P. AND
THE OTHER  PARTICIPANTS  IN THE  SOLICITATION  FOR USE AT BKF'S  ANNUAL  MEETING
SCHEDULED  TO BE HELD ON  JUNE  9,  2005.  THE  DEFINITIVE  PROXY  STATEMENT  IS
AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE  COMMISSION'S  WEB SITE AT
WWW.SEC.GOV OR BY CALLING MORROW & CO., INC., TOLL FREE AT (800) 607-0088.